                              FIRST AMENDED AND RESTATED
                         AGREEMENT OF LIMITED PARTNERSHIP OF
                                CANYON SHADOWS, L.P.,
                           A CALIFORNIA LIMITED PARTNERSHIP

    This First Amended and Restated Agreement of Limited Partnership (the "Agreement") is made as of July 15, 1996 by and between Peacock Financial Corp., a California corporation ("Peacock"), as managing general partner, Blindness Support Services, Inc., a California nonprofit corporation, as general partner ("Blindness" and together with Peacock, the "General Partners"), National Corporate Tax Credit Fund IV, a California limited partnership, as investor limited partner ("Investor LP"), National Corporate Tax Credit, Inc. IV, a California corporation, as administrative limited partner ("Administrative LP" and together with the Investor LP, the "Limited Partners"), Steven R. Peacock (the "Withdrawing Limited Partner"), and with reference to the following recitals of fact:

    WHEREAS, Peacock is the owner of that certain real property and improvements thereon located as 8405 Arlington Boulevard, Riverside, California 92507 (the "Property"); and

    WHEREAS, Peacock, as general partner, and the Withdrawing Limited Partner, as limited partner, entered into that certain Agreement of Limited Partnership of Canyon Shadows, L.P. (the "Partnership") dated as of July 15, 1996 (the "Initial Agreement"); and

    WHEREAS, Peacock, as general partner, the Withdrawing Limited Partner, the Investor LP and the Administrative LP, as limited partners, entered into that certain Amendment to the Agreement of Limited Partnership of Canyon Shadows, L.P. dated as of July 15, 1996 (the "First Amendment" and together with the Initial Agreement, the "Original Agreement"), wherein the Investor LP and the Administrative LP were admitted to the Partnership as limited partners; and

    WHEREAS, the Investor LP and the Administrative LP, through clerical error, were referred to in the First Amendment with the roman numeral VI in their names rather than the correct roman numeral IV; and

    WHEREAS, the parties hereto wish to admit Blindness as a general partner and to continue the Partnership; and

    WHEREAS, the parties hereto wish to amend and restate the Original Agreement to reflect their respective rights and obligations with respect to the Partnership.

    NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

    1. WITHDRAWAL OF WITHDRAWING LIMITED PARTNER. The Withdrawing Limited Partner hereby withdraws as a limited partner of the Partnership. Execution of this Agreement shall constitute acknowledgment by the Withdrawing Limited Partner that it has received from the Partnership the full amount set forth in its capital account.

    2. ADMISSION OF BLINDNESS AS A GENERAL PARTNER. Blindness is hereby admitted to the Partnership as a general partner thereof, and whenever the term General Partner or General Partners is used in the Agreement it shall be deemed to mean Peacock and/or Blindness. Blindness hereby agrees to assume all obligations of a general partner pursuant to the Original Agreement, as amended hereby.

    3. CONTINUATION OF LIMITED PARTNERSHIP. The General Partners and the Limited Partners hereby continue the limited partnership pursuant to the California Revised Limited Partnership Act. The parties hereto do hereby amend and restate the Original Agreement by substituting this Agreement in its entirety for the Original Agreement. As of the date hereof, the Original Agreement shall be of no further force or effect , and all rights and obligations of the Partners shall be governed by this Agreement. All references to "Partner" or "Partners" in this Agreement shall include the General Partners and the Limited Partners.

    4. NAME AND PRINCIPAL OFFICE. The name of the Partnership is Canyon Shadows, L.P., a California limited partnership, whose principal office and place of business is located at 1600 East Florida Avenue, Suite 306, Hemet, California 92544, or such other location within the State of California as may hereafter be determined by the General Partners.

    5. PURPOSE. The business and purpose of the Partnership shall be to acquire, own, manage and operate the Property as an affordable housing project, and to enter into such agreements and make such presentations before governmental authorities as are necessary for, and to carry out the management and operation of the Property as an affordable housing project.

    6. CERTIFICATES. The Partnership has caused a Certificate of Limited Partnership (Form LP-1) to be filed in the Office of the Secretary of State of the State of California on July 15, 1996 as File No. 9619700018. In addition, the Partnership shall cause an Amendment to Certificate of Limited Partnership (Form LP-2) to be filed in the Office of the Secretary of State of the State of California to reflect the admission of Blindness as a general partner.

    7. DESIGNATION OF AGENT FOR SERVICE OF PROCESS. The agent for service of process for the Partnership shall be Steven R. Peacock, whose address is 1600 East Florida Avenue, Suite 306, Hemet, California 92544.

    8. TERM OF PARTNERSHIP. The Partnership shall commence on July 15, 1996 and shall terminate on December 31, 2051.

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

    9. PERCENTAGE INTERESTS. Each Partner shall have the following percentage interests in the Partnership (each, a "Percentage Interest"):
Peacock shall have a .5% Percentage Interest in the Partnership, as managing general partner; Blindness shall have a .5% Percentage Interest in the Partnership, as a general partner; Investor LP shall have a 98.9% Percentage Interest in the Partnership, as a limited partner; and Administrative LP shall have a .1% Percentage Interest in the Partnership, as a limited partner.

    10. LIMITATION OF LIABILITY. Except as otherwise provided by law, the Limited Partners shall not be liable to the Partnership for any cash or property in excess of their capital contributions.

    11. TAXABLE GAIN, TAX LOSS AND DISTRIBUTIONS. All taxable gains and tax losses, distributions and tax credits shall be allocated as follows: .5% to Peacock, .5% to Blindness, 98.9% to Investor LP and .1% to Administrative LP.

    12. CAPITAL ACCOUNTS. A capital account shall be maintained for each Partner in accordance with Treasury Regulations section 1.704-1(b)(2)(iv). Each Partner shall have the following initial capital account to reflect each Partner's initial capital contribution to the Partnership (each, a "Capital Account"): the Capital Account of Peacock shall be $975,000; the Capital Account of Blindness shall be $10; the Capital Account of the Investor LP shall be $99; and the Capital Account of the Administrative LP shall be $1.

    13.  MANAGEMENT OF PARTNERSHIP.

         a. MANAGING GENERAL PARTNER. Subject to subparagraph (b) below, Peacock shall act as the managing general partner (the "Managing General Partner") of the Partnership and, in such capacity, shall have control over the day-to-day operations of the Partnership and shall have all rights, powers and authority conferred by law as necessary, advisable or consistent in connection therewith. Without limiting the generality of the foregoing, but subject to paragraph 12.b below, the Managing General Partner shall have the right, power and authority to execute any documents relating to the financing, rehabilitation, construction, operation and sale of all or any portion of the Property without the prior approval of the other Partners.

         b. CONSENT OF THE GENERAL PARTNER. Notwithstanding anything to the contrary contained herein, including, without limitation, Section 12(a) hereof, in addition to those acts and decisions set forth elsewhere in this Agreement, the Partnership shall not take any act, expend any sum, or incur any obligation with respect to the following matters unless and until the same has been approved in writing by all of the General Partners and the Administrative LP:

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

              (1) Acquisition of any asset unrelated to the ownership and operation of the Property by the Partnership;

              (2) Sale, exchange, assignment, financing, refinancing or mortgaging of all or a substantial part of any Partnership asset (other than credit extended to the Partnership by usual trade creditors in the ordinary course of Partnership business);

              (3) Lending any funds or extending credit, or causing the Partnership to become a guarantor or surety for any purpose;

              (4) The release, assignment or transfer of any Partnership claim, security interest, or all or any part of any other asset of the Partnership;

              (5)  Confessing a judgment against the Partnership;

              (6) Requesting that the General Partners and/or the Limited Partner make any additional capital contribution to the Partnership;

              (7)  The filing of bankruptcy by the Partnership;

              (8) The execution or delivery of any assignment of all or substantially all of the Partnership's assets for the benefit of the Partnership's creditors;

              (9) The use by any Partner, or any individual or entity affiliated with a Partner, of any real or personal property owned by the Partnership for a purpose other than in furtherance of the Partnership's business;

              (10) The adoption of annual operating budgets, or any other periodic operating budgets for the Partnership;

              (11) Borrowing any sums, or obtaining any credit on behalf of the Partnership;

              (12) The execution of any contract, instrument or agreement obligating the Partnership, or potentially obligating the Partnership, or exposing the Partnership to liability, in an amount greater than $1,000, except as contemplated within the Property's operating budget; and

              (13) The amendment of any material contract to which the Partnership is a party.

    14. TRANSFER OR PLEDGE. A Partner's interest in the Partnership shall not be assigned, pledged, sold or otherwise transferred, in whole or in part, without the prior written consent of the Managing General Partner.

    15. ADDITIONAL OR SUBSTITUTED PARTNERS. Upon the prior written consent of the General Partners, additional general or limited partners or substitute general or limited partners may be admitted to the Partnership upon such terms and conditions as the General Partners deem necessary.

    16. INDEMNIFICATION. The Partnership does hereby indemnify, defend and agree to hold the General Partners wholly harmless from and against any loss, expense or damage suffered by a General Partner by reason of anything which the General Partner may do or refrain from doing hereafter for or on behalf of the Partnership and in furtherance of its interest; provided, however, that the Partnership shall not be required to indemnify a General Partner from any loss, expense or damage which a General Partner may suffer as a result of its failure to perform its duties hereunder in good faith with due diligence or in taking any action beyond the authority of the General Partner.

    17.  DISSOLUTION AND WINDING UP.  Upon the expiration of the
Partnership's term or the written notice to the Partnership by the General Partners or the Limited Partners, the Partnership shall be dissolved and the business wound up.

    18. GOVERNING LAW. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of California in every respect and unless expressly or by necessary implication contravened by any provisions hereof, the provisions of the California Revised Limited Partnership Act shall prevail.

    19. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same document.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       "GENERAL PARTNERS"

                                       PEACOCK FINANCIAL CORP., a California
                                       corporation


                                       By:
                                          ---------------------------------

                                          Steven R. Peacock, President



                         [Signatures Continued on Next Page]

                                       BLINDNESS SUPPORT SERVICES, INC.,
                                       a California nonprofit corporation


                                       By:
                                          --------------------------------
                                          Peter Benevidez, Executive Director


                                       "LIMITED PARTNERS"

                                       NATIONAL CORPORATE TAX CREDIT
                                       FUND IV, a California limited partnership

                                       By:  National Partnership Investments
                                            Corp., a California corporation,
                                            General Partner


                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------

                                       NATIONAL CORPORATE TAX CREDIT,
                                       INC. IV, a California corporation


                                       By:
                                          ---------------------------------
                                          Name:
                                               ----------------------------
                                          Title:
                                                ---------------------------

                                       "WITHDRAWING LIMITED PARTNER"


                                       ------------------------------------
                                       Steven R. Peacock